Monthly Certificateholders' Statement (K)

                 CAPITOL REVOLVING HOME EQUITY LOAN TRUST 1996-1

     Under subsection 5.3(b) of the Pooling and Servicing Agreement dated as of September 1, 1996 by and between Chevy Chase Bank, F.S.B., a federally chartered savings bank, as Transferor and Servicer, and Chemical Bank, as Trustee and Custodial Agent (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the Pooling and Servicing Agreement"), Chevy Chase Bank, F.S.B., as the Servicer, is required to prepare certain information each month regarding current distributions on the Certificates and the performance of the Capitol Revolving Home Loan Trust 1996-1 (the "Trust") during the related Collection Period. The information that is required to be prepared with respect to the distribution to Holders (the "Certificateholders") of the Certificates, on March 20, 1998 (the "Distribution Date") and the performance of the Trust during the month February, 1998 ("the Collection Period") is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Certificate, as the case may be. Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Pooling and Servicing Agreement.

A. Information Regarding the Current Monthly Distribution to Certificateholders (Per $1,000 Original Principal Amount of a Certificate).

  1. The Investor Certificateholder's Floating Allocation
       Percentage for the last day of the preceding
       Collection Period.............................................92.62%

  2. The Investor Certificate distribution amount.............$21.37

  3. The amount of Investor Certificate Interest  included in such distribution, the related Investor Certificate
       Rate and the portion
       thereof attributable to collections in
       respect of the Mortgage Loans.....................              $3.4154
       ..................................................     5.8150%
       ..................................................     $3.4154

  4. The amount, if any, of any Unpaid Investor
       Certificate Interest Shortfall included in
       such distribution (and the amount of interest
       thereon)...........................................    $0.00
       ..................................................     $0.00

  5. The amount, if any, of the remaining Unpaid
       Investor Certificate Interest Shortfall
       giving effect to such distribution................     $0.00



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  6. The amount, if any, of principal included in
       such distribution, separately stating the
       components thereof (including the portion
       thereof attributable to collections in respect of
       the Mortgage Loans)...............................              $17.95

  7. The amount, if any, of the reimbursement of
       previous Investor Loss Reduction Amount
       included such distribution.....................        $0.00

  8. The amount, if any, of the aggregate
       unreimbursed Investor Loss Reduction
       Amounts after giving effect to such distribution........$0.00

  9. The Servicing Fee for such Distribution
       Date.............................................$0.32

  10.  After giving effect to such Distribution
       a.   The Investor........................................... $757.20
       b.   The Certificate Principal Balance.................         $737.20

  11.  After giving effect to such Distribution
       a.   The Required Overcollateralization Amount.........$20.00
       b.   The basic Overcollateralization Amount............$20.34
       c.   The Overcollateralization Amount..................$20.00

  12.  a.   The Pool Balance as of the end of the
            preceding Collection Period.......................$100,833,093.90
       b.   The number and aggregate of the Trust Balances
            of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively at the close of business on the last day of the related
            Collection Period

                                               Number       Aggregate Balance
30-59 days                                       73           $1,227,944.78
60-89 days                                      120           $1,277,498.60
90+ days                                         75           $2,245,014.87

  13.  The Accelerated Principal Distribution
       Amount, if any....................................$0.00

  14.  The Certificate Insurance Draw Amount, if any.....$0.00

  15.  The aggregate Liquidation Loss Amount for all
       Mortgage Loans that became Liquidated Mortgage
       Loans in the Preceding Collection Period..........$0.00



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  16.  The Trust Balance of any Mortgage Loan,
       the related Mortgaged Property of which
       is acquired by the Trust through foreclosure......$0.00

  17.  The Pre-Funding Amount............................$0.00

  18.  The aggregate Cut-Off Date Trust Balances of Subsequent
       Mortgage Loans purchased during the preceding Collection
       Period............................................$0.00

  19.  The amount on deposit in the Capitalized Interest
       Account...........................................$0.00

  20.  The amount of any Basis Risk Payment included in such distribution......................................$0.00


     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 23th day of March, 1998

                                        CHEVY CHASE BANK, F.S.B.
                                        as Servicer



                                        By: Carol Thomas
                                           _____________________________
                                            Carol Thomas
                                            Vice President
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